UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2023

NSTS Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41232 (Commission File Number)	87-2522769 (I.R.S. Employer Identification No.)

700 S. Lewis Avenue Waukegan, Illinois (Address of Principal Executive Offices)	60085 (Zip Code)

(847) 336-4430
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NSTS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 1, 2023, NSTS Bancorp, Inc. (the “Company”) notified The Nasdaq Stock Market (“Nasdaq”) of the recent unexpected passing of Mr. Kevin Dolan. At the time of his death, Mr. Dolan was a director of the Company and a member of its Audit Committee and Compensation Committee. In the notice, the Company further notified Nasdaq that, as a result of Mr. Dolan’s passing, the Company’s Board of Directors currently consists of six members, only three of whom are “independent directors” as defined in Rule 5605(a)(2) of the Nasdaq listing standards, and the Company’s Audit Committee currently consists of only two members, rather than the minimum three members as required by Rule 5605(c)(2)(A) of the Nasdaq listing standards. Accordingly, the Company does not meet the requirements of:

●    Rule 5605(b)(1) of the Nasdaq listing standards, which requires that a majority of the Board of Directors of the Company be comprised of “independent directors” as defined in Rule 5605(a)(2) of the Nasdaq listing standards; and

●    Rule 5605(c)(2)(A) of the Nasdaq listing standards, which requires that the Company maintain an audit committee of at least three members, each of whom must meet specified criteria, including certain independence criteria.

On November 2, 2023, the Company received a letter from Nasdaq confirming that, due to Mr. Dolan’s death, the Company has temporarily fallen out of compliance with the requirements of Rule 5605(b)(1) and Rule 5605(c)(2)(A) of the Nasdaq listing standards.

In accordance with Rule 5605(b)(1)(A) and Rule 5605(c)(4) of the Nasdaq listing standards, the Company has until the earlier of its next annual shareholders’ meeting or October 7, 2024 to regain compliance; provided, however, that if the next annual shareholders’ meeting is held before April 4, 2024, then the Company must be in compliance no later than April 4, 2024.

Prior to the end of the cure period described above, the Company's Board of Directors intends to fill the vacancy on the Company’s Board of Directors and its Audit Committee with a person who meets the requirements of Rule 5605(b)(1) and Rule 5605(c)(2)(A) of the Nasdaq listing standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTS Bancorp, Inc.

Date: November 3, 2023	By:	/s/ Stephen G. Lear
	Name:	Stephen G. Lear
	Title:	President and Chief Executive Officer